                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: SEPTEMBER 2000


DISTRIBUTION DATE:
                     10/20/00


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                                   Amounts
                                                                                                            -----------------------
      (i)       Principal Distribution
                     Class A-1                                                        $          0.00             $ 0.000000
                     Class A-2                                                        $          0.00             $ 0.000000
                     Class A-3                                                        $ 31,585,811.29             $71.785935
                     Class A-4                                                        $          0.00             $ 0.000000
                     Class B Amount                                                   $          0.00             $ 0.000000

     (ii)       Interest Distribution
                     Class A-1                                                        $          0.00             $ 0.000000
                     Class A-2                                                        $          0.00             $ 0.000000
                     Class A-3                                                        $  1,444,587.99             $ 3.283155
                     Class A-4                                                        $  1,051,830.00             $ 4.350000
                     Class B Amount                                                   $    382,415.48             $ 4.683333

    (iii)       Monthly Servicing Fee                                                 $    549,504.37
                     Monthly Supplemental Servicing Fee                               $          0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                $          0.00
                Class A-1 Pool Factor (end of Collection Period)                             0.000000%
                Class A-2 Principal Balance (end of Collection Period)                $          0.00
                Class A-2 Pool Factor (end of Collection Period)                             0.000000%
                Class A-3 Principal Balance (end of Collection Period)                $304,364,883.61
                Class A-3 Pool Factor (end of Collection Period)                           69.1738372%
                Class A-4 Principal Balance (end of Collection Period)                $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                           100.000000%
                Class B Principal Balance (end of Collection Period)                  $ 81,654,551.40
                Class B Pool Factor (end of Collection Period)                             100.000000%

      (v)       Pool Balance (end of Collection Period)                               $627,819,435.01

     (vi)       Interest Carryover Shortfall
                     Class A-1                                                        $          0.00             $ 0.000000
                     Class A-2                                                        $          0.00             $ 0.000000
                     Class A-3                                                        $          0.00             $ 0.000000
                     Class A-4                                                        $          0.00             $ 0.000000
                     Class B                                                          $          0.00             $ 0.000000
                Principal Carryover Shortfall
                     Class A-1                                                        $          0.00             $ 0.000000
                     Class A-2                                                        $          0.00             $ 0.000000
                     Class A-3                                                        $          0.00             $ 0.000000
                     Class A-4                                                        $          0.00             $ 0.000000
                     Class B                                                          $          0.00             $ 0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                   $ 52,220,457.53
                     Class B Amount                                                   $          0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller    $ 31,678,874.49
                                      or the Servicer